EXHIBIT B-1

PROMISSORY NOTE

$43,786,666.66                                         September 27, 1999

      FOR VALUE RECEIVED the undersigned Gerdau USA Inc., a Delaware corporation ("Maker"), promises to pay to Kyoei Steel, Ltd. or its registered assigns ("Holder") at such place or manner as Holder may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Forty-Three Million Seven Hundred Eighty-Six Thousand Six Hundred Sixty six and 66/100 Dollars ($43,786,666.66) together with interest from and after the date hereof on the principal balance, at the rate hereinafter set forth herein, said principal and interest being due and payable in full on March 17, 2000.

      Interest on the principal balance of this Note from time to time outstanding and unpaid shall be computed on the basis of a 360-day year for the actual number of days elapsed at an interest rate per annum equal to four and eighty-nine hundredths percent (4.89%).

      In the event that the Interest Payment to Holder would be taxable outside of Japan, Maker shall provide an additional payment, such that Holder would receive the full amount of the Interest Payment on an after-tax basis (the "Additional Payment'). At the request of Maker, each Holder shall provide Maker from time to time on a timely basis with any forms or documentation as Maker may reasonably require to establish an available exemption from or reduction in withholding taxes that may be imposed on payments hereunder, so that such forms or documentation are effective for all periods during which it is a Holder. Any assignee hereof shall not be entitled to payment of an Additional Payment hereunder that would be greater than the Additional Payment to which the initial Holder hereof would be entitled, had it continued to hold this Promissory Note.

      To the extent permitted by law, any interest not paid when due hereunder shall be added to the unpaid principal balance of Maker's indebtedness hereunder, which additional amount shall thereafter accrue interest at the rate per annum provided herein.

      Any Holder hereof may assign its rights under and to this Promissory Note by notice hereof to Maker, and Maker shall promptly record such assignment in the Register (defined below). From and after the notice of the transfer and assignment hereof to Maker, the assignee shall be a party hereto and shall have the rights of Holder hereunder. Maker shall maintain at its office a register for the recordation of the names and addresses of Holder hereof and each assignee (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and Maker may treat each person whose name is recorded in the Register pursuant

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                                                                     EXHIBIT B-1

to the terms hereof as Holder for all purposes hereof. All payments hereunder and under the related Letter of Credit shall be made to the appropriate person named in the Register.

      This Note may be prepaid in whole or in part at any time by the payment of all accrued and unpaid interest on the principal amount prepaid.

      As security for the payment and performance of the obligations in this Note, Maker has provided Holder with an irrevocable bank standby letter of credit in favor of Holder, the original of which is attached hereto as Exhibit A (the "Standby Letter of Credit"). The Standby Letter of Credit does not in any way limit or reduce the obligations of Maker in this Note, and is additional security to holder and not in lieu of remedies that Holder is provided herein.

      Each of the following events shall constitute an Event of Default hereunder:

            (a) The failure of Maker to pay principal or interest when due hereunder; or

            (b) The filing by Maker of a voluntary petition of bankruptcy or a voluntary petition or answer seeking reorganization, arrangement, or readjustment of its debts, or any other relief under the Bankruptcy Code, as amended, or any other insolvency act or law, state or federal, now or hereafter existing, or any agreement by Maker indicating consent to, approval or acquiescence in any such petition or proceeding; or

            (c) The application by Maker or the consent or acquiescence of Maker in the appointment of a receiver or trustee for all or a substantial part of any of its property; or

            (d) The making by Maker of a general assignment for the benefit of creditors; or

            (e) The inability of Maker or the admission of Maker in writing of its inability to pay its debts as they mature; or

            (f) The filing of an involuntary petition against. Maker seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or the involuntary appointment of a receiver or trustee of Maker for all or a substantial part of its property or assets, or the issuance of a warrant of attachment or execution of similar process against a substantial part of the property of Maker and the continuance of such for thirty (30) days undismissed or undischarged.

      From and after an Event of Default and during the continuation thereof, and upon demand for repayment of this Note, the principal balance due hereunder shall bear interest at a rate equal to two and one half percent (2 1/2%) per annum in excess of the rate of interest otherwise set out herein.


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                                                                     EXHIBIT B-1

      From and after the occurrence of an Event of Default and during the continuation thereof, Holder may, at its option, without any notice or demand whatsoever, declare all obligations of Maker to Holder, including all indebtedness evidenced by this Note, to be due and payable immediately and Holder may proceed to collect such obligations forthwith including exercising all of Holder's rights under the Standby Letter of Credit, plus all costs of collection, including reasonable attorneys' fees if collected by and through an attorney. It is further agreed that failure of Holder to exercise this option or indulgence granted from time to time shall in no event be considered a waiver of such option or estop Holder from exercising such option.

      MAKER, ITS SUCCESSORS OR ASSIGNS, AND ALL OTHER PERSONS LIABLE FOR THE PAYMENT OF THIS NOTE, WAIVE PRESENTMENT FOR PAYMENT, DEMAND, PROTEST, AND NOTICE OF DEMAND, DISHONOR, PROTEST, AND NONPAYMENT, AND CONSENT TO ANY AND ALL RENEWALS, EXTENSIONS OR MODIFICATIONS THAT MIGHT BE MADE BY HOLDER AS TO THE TIME OF PAYMENT OF THIS NOTE FROM TIME TO TIME.

      This Note is hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money advanced or to be advanced hereunder exceed the highest lawful rate permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other agreement evidencing or securing the indebtedness, at the time performance of such provision occurs, shall involve payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if, from any circumstances, Holder shall ever receive as interest an amount which would exceed the highest lawful rate applicable to Borrower, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness evidenced hereby and not to the payment of interest.

      Holder shall not be deemed to waive any of its rights unless such waiver be in writing and signed by Holder. No delay or omission by Holder in exercising any of its rights shall operate as a waiver of such rights and a waiver in writing on one occasion shall not be construed as a consent to a waiver of any right or remedy on any future occasion.

      The word "Holder" as used herein shall include successors and registered assigns of Holder, and all rights of Holder hereunder shall inure to the benefit of its successors and registered assigns. All obligations of Maker shall bind its transferees, successors, heirs, personal representatives and assigns.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN CONFLICT OF LAWS PROVISIONS). MAKER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT SUBJECT TO HOLDER'S SOLE AND ABSOLUTE


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                                                                     EXHIBIT B-1

ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS NOTE SHALL BE LITIGATED IN SUCH COURTS, AND MAKER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY. NOTHING CONTAINED HEREIN SHALL PREVENT HOLDER FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS WITHIN ANY OTHER JURISDICTION.

      Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

      IN WITNESS WHEREOF, Maker has caused this Note to be executed under seal on the date first above written.

                                               Maker: Gerdau USA Inc.


                                               By: _____________________________

                                               Title: __________________________

                                               Attest: _________________________

                                               Title: __________________________

                                                          [CORPORATE SEAL]


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